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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       May 11, 1998
                                                 -------------------------------




                         SEARCH FINANCIAL SERVICES INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)




     DELAWARE                         0-9539                      41-1356819
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
of incorporation)                                            Identification No.)



      600 N. PEARL STREET
          SUITE 2500
         DALLAS, TEXAS                                          75201-2899
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code  (214) 965-6000
                                                   -----------------------------




                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 11, 1998, Registrant's subsidiary, MS Financial, Inc. ("MSF"), completed the sale of substantially all of its assets to the nominee of Fleet Bank, N.A., agent for the MSF bank group, in complete satisfaction of MSF's indebtedness to the bank group. That indebtedness was guaranteed by Registrant.

         The sale was consummated pursuant to Section 363 of the Bankruptcy Code in accordance with the terms of a Stipulation Authorizing Limited Use of Cash Collateral and Providing Certain Remedies to Secured Creditor (the "Stipulation"), and was approved by the Bankruptcy Court for the Northern District of Texas, Dallas Division. Under the terms of the Stipulation, MSF will be entitled to receive 65% of the proceeds from the liquidation of MSF's receivables portfolio and other assets sold to Fleet Bank's nominee after deducting therefrom an amount equal to the obligations owed under the loan agreement, estimated at approximately $55 million, plus continuing interest and certain costs, including servicing costs equal to the lesser of (1) all costs and expenses actually incurred by Fleet Bank's nominee with respect to servicing and liquidation of the assets conveyed to it and (2) the greater of 4% per year of the principal balance of the receivables serviced or $20 per month per receivable serviced. There can be no assurance that collections on the MSF receivables portfolio will be sufficient to allow MSF to share therein.

          At March 31, 1998, the book value of MSF's assets was approximately $63.7 million, excluding unearned interest of approximately $18 million. At that date, the debt owed to the bank group was approximately $58.6 million.

          On May 13, 1998, Registrant announced that the Bankruptcy Court had denied the motion of Hall Phoenix/Inwood, Ltd. for appointment of a Trustee for Registrant.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

          See the information contained in response to Item 2, which information is incorporated herein by reference.




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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (b)  Pro forma financial statements

               The pro forma financial information required to be presented herein pursuant to Article 11 of Regulation S-X with respect to the sale of the assets of MSF reported in Item 2 will be filed by amendment to this Report as soon as practicable after that information has been prepared.

     (c)  Exhibits

          2.1 Order Pursuant to Section 363 of the Bankruptcy Code Authorizing Sale of Substantially All Assets of the Estate

          2.2 Order Pursuant to Motion for Final Order Authorizing Use of Cash Collateral and for Approval of Stipulation with Fleet Bank, N.A.




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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  SEARCH FINANCIAL SERVICES INC.



                                                  By: /s/ Ellis A. Regenbogen
                                                     ---------------------------
                                                     Ellis A. Regenbogen
                                                     Executive Vice President

Dated:  May 15, 1998





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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
  2.1             Order Pursuant to Section 363 of the Bankruptcy Code
                  Authorizing Sale of Substantially All Assets of the Estate

  2.2             Order Pursuant to Motion for Final Order Authorizing Use of
                  Cash Collateral and for Approval of Stipulation with Fleet
                  Bank, N.A.
